Exhibit 10.2

FORM OF

DEBT-FOR-EQUITY EXCHANGE AGREEMENT

This DEBT-FOR-EQUITY EXCHANGE AGREEMENT dated as of [•], 2013 (this “Agreement”), is made among MARCUS & MILLICHAP COMPANY, a California corporation (“MMC”), GEORGE M. MARCUS, WILLIAM A. MILLICHAP, THE DONALD AND BEVERLY LORENZ LIVING TRUST, DONALD A. LORENZ 2012 DYNASTY TRUST, BEVERLY J. LORENZ 2012 DYNASTY TRUST, and LORENZ CAPITAL ASSETS, L.P., a California limited partnership (collectively, the “Debt Holders”), and, solely with respect to Sections 4(b) and 5 through 12 hereof, MARCUS & MILLICHAP, INC., a Delaware corporation (“MMI”).

WHEREAS, each Debt Holder holds the amount of debt obligations of MMC set forth opposite each Debt Holder’s name on Schedule I hereto (the “MMC Debt Obligations”);

WHEREAS, MMC desires to transfer certain shares of common stock, par value $0.0001 per share, of MMI (“Common Stock”) to each of the Debt Holders in exchange for the MMC Debt Obligations;

WHEREAS, each Debt Holder desires to transfer the MMC Debt Obligations held by it to MMC in exchange for shares of Common Stock; and

WHEREAS, immediately following the execution of this Agreement, Citigroup Global Markets Inc. and Goldman, Sachs & Co., in their capacity as representatives of the several underwriters (collectively, the “Underwriters”), the Debt Holders, MMI and MMC intend to enter into an underwriting agreement substantially in the form attached hereto as Exhibit A (the “Underwriting Agreement”) in connection with the initial public offering of Common Stock.

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

“Closing Date” shall mean the date on which the Closing (as defined below) occurs.

Capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement.

2. Debt-for-Equity Exchange. (a) Subject to the terms and conditions and in reliance upon the representations and warranties in this Agreement, at the Closing (as defined below), (i) MMC shall transfer to each Debt Holder the number of shares of Common Stock set forth opposite each Debt Holder’s name on Schedule II hereto (collectively, the “Shares”), and each Debt Holder shall accept such Shares, and, in exchange, (ii) each Debt Holder shall transfer to MMC the principal amount of MMC Debt Obligations set forth opposite each Debt Holder’s name on Schedule III hereto, and MMC shall accept and retire such MMC Debt Obligations (the transactions described in clauses (i) and (ii), collectively, the “Exchange”). The number of shares to be received by each Debt Holder as set forth on Schedule II was determined by dividing (i) the principal amount of MMC Debt Obligations set forth opposite each Debt Holder’s name on Schedule III hereto by (ii) the initial public offering price per share less the underwriting discount as set forth in the Underwriting Agreement.

(b) The closing of the Exchange (the “Closing”) shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, California 94105, at immediately prior to [•] [A.M/P.M.], on the “First Time/Delivery” as defined in and pursuant to the Underwriting Agreement (or at such other place or time as may be agreed upon by MMC and the Debt Holders), subject to satisfaction (or waiver) of the conditions set forth in Section 5 of this Agreement. At the Closing, (i) MMC shall transfer to each Debt Holder the specified number of Shares set forth on Schedule II hereto, and each Debt Holder shall accept the Shares, in certificated form or as otherwise agreed by MMC and such Debt Holders and (ii) each Debt Holder shall transfer to MMC the specified principal amount of MMC Debt Obligations set forth on Schedule III hereto, and MMC shall accept and retire such MMC Debt Obligations.

3. Assignment of Rights by MMC and the Debt Holders. Effective as of the Closing, (i) MMC hereby assigns to each Debt Holder all its rights arising out of or in respect of the specified number of Shares set forth opposite each Debt Holder’s name on Schedule II hereto, and each Debt Holder hereby consents to such assignment and (ii) each Debt Holder hereby assigns to MMC all its rights arising out of or in respect of the specified principal amount of MMC Debt Obligations set forth opposite each Debt Holder’s name on Schedule III hereto, and MMC hereby consents to each such assignment.

4. Representations and Warranties. (a) MMC hereby represents and warrants to each of the Debt Holders that:

(i) all consents, approvals, authorizations and orders necessary for the execution and delivery by MMC of this Agreement and for the transactions contemplated hereunder, have been obtained; and MMC has the full right, power and authority to enter into this Agreement and to perform the transactions hereunder, except for such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on MMC or MMC’s ability to perform its obligations hereunder;

(ii) the execution, delivery and performance by MMC of this Agreement and the consummation by MMC of the transactions contemplated herein will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of MMC pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MMC is a party or by which MMC is bound or to which any of the property or assets of MMC is subject, (B) result in any violation of the provisions of the charter or by-laws of MMC or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over MMC, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on MMC or MMC’s ability to perform its obligations hereunder;

(iii) this Agreement has been duly authorized, and when executed and delivered by MMC and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid and legally binding agreement of MMC enforceable against MMC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and

(iv) MMC has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing (to the extent such concept exists) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on MMC or on the performance by MMC of its obligations under this Agreement.

(b) MMI hereby represents and warrants to each of the Debt Holders that:

(i) no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by MMI of this Agreement, except for such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on MMI or on MMI’s ability to perform its obligations hereunder;

(ii) this Agreement has been duly authorized, and when executed and delivered by MMI and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid and legally binding agreement of MMI enforceable against MMI in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(iii) MMI has been duly organized and is validly existing and in good standing under the laws of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on MMI or on the performance by MMI of its obligations under this Agreement; and

(iv) when the Shares are transferred to the Debt Holders at the Closing in exchange for MMC Debt Obligations, the Shares will have been duly and validly authorized and issued, and fully paid and non-assessable.

(c) Each Debt Holder hereby, severally and not jointly, represents and warrants to MMC that:

(i) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Debt Holder of this Agreement and for the transactions contemplated hereunder, have been obtained; and such Debt Holder has full right, power and authority to enter into this Agreement and to perform the transactions contemplated by such Debt Holder hereunder; this Agreement has been duly authorized by, and when executed and delivered by, such Debt Holder and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid and legally binding agreement of such Debt Holder enforceable against such Debt Holder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(ii) the execution, delivery and performance by such Debt Holder of this Agreement and the consummation by such Debt Holder of the transactions contemplated herein will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Debt Holder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Debt Holder is a party or by which such Debt Holder is bound or to which any of the property or assets of such Debt Holder is subject that, individually or in the aggregate, would have a material adverse effect on such Debt Holder’s ability to perform its obligations under this Agreement, or (B) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency that, individually or in the aggregate, would have a material adverse effect on such Debt Holder’s ability to perform its obligations under this Agreement;

(iii) on the date hereof and immediately prior to the Exchange, such Debt Holder will have good, valid, unencumbered and marketable title to the MMC Debt Obligations owned by it, free and clear of any Liens. Upon the Exchange done in accordance with Section 2, good, valid, unencumbered and marketable title to the applicable MMC Debt Obligations to be thereby exchanged by such Debt Holder shall pass to MMC, free and clear of any Liens, other than those arising from acts of MMC; and

(iv) other than this Agreement, such Debt Holder has not entered into any agreements or other arrangements with respect to the MMC Debt Obligations.

5. Conditions. (a) The obligations of the Debt Holders to exchange MMC Debt Obligations for Shares at the Closing shall be subject to the satisfaction (or waiver) of the following conditions:

(i) the Private Letter Ruling (as defined in the Form of Separation and Distribution Agreement filed as Exhibit 10.3 to the Registration Statement) shall remain in full force and effect and shall not have been revoked in whole or in part as of the applicable Closing Date;

(ii) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the transactions contemplated to occur at the Closing;

(iii) (A) the representations and warranties of MMC in this Agreement shall be true and correct in all respects on and as of the Closing Date, with the same effect as if made on the applicable Closing Date, and (B) MMC shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(iv) (A) the representations and warranties of MMI in this Agreement shall be true and correct in all respects on and as of the applicable Closing Date, with the same effect as if made on the applicable Closing Date, and (B) MMI shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(v) the Underwriting Agreement shall have been duly executed and delivered and shall remain in full force and effect and the conditions to the obligations of the Underwriters to purchase and pay for the applicable Shares as set forth in the Underwriting Agreement shall have been satisfied or waived (other than those conditions that by their nature cannot be satisfied prior to the applicable closing pursuant to the Underwriting Agreement); and

(vi) MMC shall have furnished to each Debt Holder a properly completed and executed certification of non-foreign status substantially in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv).

In the event that any of the conditions set forth in this clause (a) shall not have been fulfilled (or waived by the Debt Holders) on the Closing Date, this Agreement may be terminated by the Debt Holders by delivering a written notice of termination to MMC and MMI.

(b) The obligations of MMC to exchange Shares for MMC Debt Obligations at the Closing shall be subject to the satisfaction (or waiver) of the following conditions:

(i) (A) the representations and warranties of each Debt Holder in this Agreement shall be true and correct in all respects on and as of the applicable Closing Date, with the same effect as if made on the applicable Closing Date, and (B) each Debt Holder shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Closing Date;

(ii) the Private Letter Ruling shall remain in full force and effect and shall not have been revoked in whole or in part as of the applicable Closing Date;

(iii) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the transactions contemplated to occur at the Closing; and

(iv) the Underwriting Agreement shall have been duly executed and delivered and shall remain in full force and effect and the conditions to the obligations of the Underwriters to purchase and pay for the applicable Shares as set forth in the Underwriting Agreement shall have been satisfied or waived (other than those conditions that by their nature cannot be satisfied prior to the applicable closing pursuant to the Underwriting Agreement).

In the event that any of the conditions set forth in this clause (b) shall not have been fulfilled (or waived by MMC) on the Closing Date, this Agreement may be terminated by MMC by delivering a written notice of termination to the Debt Holders and MMI.

6. Termination of Agreement. This Agreement will be terminated if: (a) the Underwriting Agreement, substantially in the form attached hereto as Exhibit A, is not executed and delivered by the parties thereto by [•], 2013 or (b) after the execution and delivery of the Underwriting Agreement, the Underwriting Agreement is terminated in accordance with Section 11 thereof or by mutual written agreement parties thereto prior to the Closing Date.

7. Survival of Provisions. The respective agreements, representations, warranties and other statements of MMC or their respective officers, each Debt Holder or its officers and MMI or its officers, in each case set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of each Debt Holder, MMC or MMI, and shall survive the Closing.

8. Notices. All communications hereunder shall be in writing and addressed to the applicable party at its address set forth below or to such other address as such party may specify in writing:

(a)	if to the Debt Holders, to them at:

George M. Marcus,

c/o Marcus and Millichap Company

777 California Avenue

Palo Alto, California 94304

Facsimile No.: (650) 842-2273

William A. Millichap

c/o Marcus and Millichap Company

777 California Avenue

Palo Alto, California 94304

Facsimile No.: (650) 842-2273

The Donald and Beverly Lorenz Living Trust;

Donald A. Lorenz 2012 Dynasty Trust;

Beverly J. Lorenz 2012 Dynasty Trust; or

Lorenz Capital Assets, L.P.

c/o Marcus and Millichap Company

777 California Avenue

Palo Alto, California 94304

Attention: Donald A. Lorenz

Facsimile No.: (650) 842-2273

(b)	if to MMC, to it at:

Marcus & Millichap Company

777 California Avenue

Palo Alto, California 94304

Attention: Chief Investment Officer

Facsimile No.: 650-842-2273

with a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

Attention: Brett Cooper

Facsimile No.: (415) 773-5700

(c)	if to MMI, to it at:

Marcus & Millichap, Inc.

23975 Park Sorrento, Suite 400

Calabasas, California 91302

Attention: Chief Financial Officer

Facsimile No.: (646) 563-9671

with a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

Attention: Brett Cooper

Facsimile No.: (415) 773-5700

All communications hereunder shall be effective upon receipt and any such communication shall be deemed received (i) in the case of delivery by U.S. mail, on the date that such communication shall have been delivered to the recipient thereof, (ii) in the case of delivery by receipted delivery service, on the date and at the time that such communication shall have been delivered to the recipient thereof, as evidenced by the delivery service receipt therefor or (iii) in the case of delivery by a facsimile transmission, on the date and at the time that such communication shall have been delivered to the recipient thereof and confirmed by any standard form of telecommunications.

9. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person shall have any right or obligation hereunder.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

11. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

12. Counterparts; Third-Party Beneficiaries. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

MARCUS & MILLICHAP COMPANY

By:
Name:
Title:

GEORGE M. MARCUS

WILLIAM A. MILLICHAP

As to Sections 4(b) and 5 through 12 only:
MARCUS & MILLICHAP, INC.

By:
Name:
Title:

THE DONALD AND BEVERLY LORENZ LIVING TRUST

By:
Donald A. Lorenz, Trustee

By:
Beverly J. Lorenz, Trustee

DONALD A. LORENZ 2012 DYNASTY TRUST

By:
Donald A. Lorenz, Trustee

BEVERLY J. LORENZ 2012 DYNASTY TRUST

By:
Beverly J. Lorenz, Trustee

LORENZ CAPITAL ASSETS, L.P., A CALIFORNIA LIMITED PARTNERSHIP

By:	Donald & Beverly Lorenz Enterprises, LLC, General Partner

By:
Donald Lorenz, Manager

Schedule I

Debt Holders	MMC Debt Obligations (Principal Amount)	Maturity Date of MMC Debt Obligations
George M. Marcus
William A. Millichap
The Donald and Beverly Lorenz Living Trust
Donald A. Lorenz 2012 Dynasty Trust;
Beverly J. Lorenz 2012 Dynasty Trust;
Lorenz Capital Assets, L.P.

Schedule II

Debt Holders	Shares
George M. Marcus
William A. Millichap
The Donald and Beverly Lorenz Living Trust
Donald A. Lorenz 2012 Dynasty Trust
Beverly J. Lorenz 2012 Dynasty Trust
Lorenz Capital Assets, L.P.

Schedule III

Debt Holders	MMC Debt Obligations (Principal Amount)
George M. Marcus
William A. Millichap
The Donald and Beverly Lorenz Living Trust
Donald A. Lorenz 2012 Dynasty Trust
Beverly J. Lorenz 2012 Dynasty Trust
Lorenz Capital Assets, L.P.

Exhibit A

[Form of Underwriting Agreement]